PROMISSORY NOTE AGREEMENT

Effective Date:	October 29, 2008
Borrower:	Rostock Ventures Corp.
Borrower's Mailing Address:	2360 Corporate Circle, Suite 4000 Henderson, NV 89074-7725
Lender:	Vlasta Heinzova
Lender's Mailing Address:	______________________ ______________________ ______________________
Principal Amount:	USD$20,000.00
Annual Interest Rate:	0.0%
Maturity Date:	On demand
Terms of Payment:	Principal and interest are due and payable on or before the maturity date of on demand.
Security:	This note is unsecured.

For value received, the undersigned, Rostock Ventures Corp., a Nevada corporation, hereby promises to pay to the order of Vlasta Heinzova the principal sum of twenty thousand dollars ($20,000) plus any unpaid accrued interest in lawful money in United States of America, which shall be legal tender.

If this Note or any instrument securing or collateral to it is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then the Borrower shall pay the Lender all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

IN WITNESS WHEREOF, the Borrower has duly executed this Note with an effective date of October 29, 2008.

ROSTOCK VENTURES CORP.

____
Gregory Rotelli, President

June 10, 2015
Date